FOR IMMEDIATE RELEASE

CombinatoRx Contacts:	Angiotech Contacts:
Robert Forrester	Janet Craig
EVP, Chief Financial Officer	VP, IR and Corporate Communications
617-301-7100	604-221-6933
rforrester@combinatorx.com	jcraig@angio.com

Gina Nugent	Jodi Regts
VP, Corporate Communications and IR	Manager, IR and Corporate Communications
617-301-7099	604-221-7930
gnugent@combinatorx.com	jregts@angio.com

COMBINATORX AND ANGIOTECH EXTEND RESEARCH AND DEVELOPMENT COLLABORATION TO CREATE NEXT GENERATION DRUG DEVICE AND LOCAL

DELIVERY MEDICINES

Significant Progress To-Date Facilitates Early Extension and Triggers Milestone

Cambridge, MA and Vancouver, BC, June 12, 2007 - CombinatoRx, Incorporated (NASDAQ: CRXX) and Angiotech Pharmaceuticals, Inc. (NASDAQ: ANPI, TSX: ANP), today announced an early extension of their collaboration based upon the successful advancement of a number of product candidates in relevant preclinical models. The joint research being conducted under the agreement to create next generation drug device and local medicines has been extended beyond the initial two and a half year term to a total of five years, resulting in a $7 million payment to CombinatoRx due before October 3, 2007.

“The extension of the research under our agreement with CombinatoRx allows the continuation of a very productive partnership in which we have made notable progress in just less than two years,” commented Dr. William Hunter, President and CEO of Angiotech.

“This collaboration capitalizes on CombinatoRx’s capability in the discovery of synergistic combination drug candidates and Angiotech’s significant expertise in the development and commercialization of drug-device combinations and local interventional medicines," commented Alexis Borisy, President and CEO of CombinatoRx.

About the Research and License Agreement

In October 2005, CombinatoRx and Angiotech entered into a research and license agreement which granted Angiotech an option to evaluate and exclusively license compounds selected by Angiotech from the CombinatoRx clinical and preclinical pipeline and its proprietary bioinformatics database of synergistic combination pharmaceuticals for development and potential commercialization in certain medical device and local interventional applications. CombinatoRx also agreed to deploy its proprietary combination high throughput screening (cHTS™) technology in a joint multi-year research initiative to identify novel drug combinations for multiple areas of strategic importance to Angiotech. Intellectual property from this research project will be jointly owned, and exclusively cross licensed to CombinatoRx for traditional pharmaceutical uses outside the Angiotech fields of use. Under the terms of the agreement, Angiotech has made an upfront license execution payment of $27 million to CombinatoRx plus a $15 million equity investment in CombinatoRx entitling Angiotech to license up to ten CombinatoRx compounds for the Angiotech field, and up to five more compounds for an additional payment of $2 million per compound. Intellectual property from the research project component of the agreement is exclusively licensed to Angiotech in the Angiotech fields of use. CombinatoRx is eligible to receive development and regulatory milestone payments of up to $30 million for each product

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selected by Angiotech for development, in addition to royalties on cumulative commercial sales of such products.

About CombinatoRx

CombinatoRx, Incorporated (CRXX) is pioneering the new field of synergistic combination pharmaceuticals and has a broad product portfolio in phase 2 clinical development. Going beyond traditional combinations, CombinatoRx creates product candidates with novel mechanisms of action striking at the biological complexities of human disease. The lead programs in the CombinatoRx portfolio are advancing into later stage clinical trials based on the strength of multiple positive phase 2a results. This portfolio is internally generated from the CombinatoRx proprietary drug discovery technology which provides a renewable and previously untapped source of novel drug candidates. The Company was founded in 2000 and is located in Cambridge, Massachusetts. To learn more about CombinatoRx please visit www.combinatorx.com.

About Angiotech

Angiotech Pharmaceuticals, Inc. is a global specialty pharmaceutical and medical device company with over 1,500 dedicated employees. Angiotech discovers, develops and markets innovative treatment solutions for diseases or complications associated with medical device implants, surgical interventions and acute injury. To find out more about Angiotech (NASDAQ: ANPI, TSX, ANP) please visit our website at www.angiotech.com.

Forward-Looking Statements

CombinatoRx, Incorporated: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning CombinatoRx, its research and license agreement with Angiotech Pharmaceuticals, its product candidates and their clinical potential, its plans for clinical and formulation development of its product candidates, its business plans and its drug discovery technology. These forward-looking statements about future expectations, plans and prospects of CombinatoRx involve significant risks, uncertainties and assumptions, including risks related to the unproven nature of the CombinatoRx drug discovery technology, the ability of CombinatoRx and Angiotech to develop product candidates from the collaboration in systemic, medical device and interventional medicine fields, the Company's ability to initiate and successfully complete clinical trials of its product candidates, the Company's ability to develop a modified release formulation of CRx-102, potential difficulty and delays in obtaining regulatory approval for the sale and marketing of its product candidates, the Company's ability to obtain additional financing or funding for its research and development and those other risks that can be found in the "Risk Factors" section of the CombinatoRx Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that CombinatoRx periodically files with the Securities and Exchange Commission. Actual results may differ materially from those CombinatoRx contemplated by these forward-looking statements. CombinatoRx does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release.

Angiotech Pharmaceuticals, Inc.: Statements contained in this press release that are not based on historical fact, including without limitation statements containing the words “believes,” “may,” “plans,” “will,” “estimate,” “continue,” “anticipates,” “intends,” “expects” and similar expressions, constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. All such statements are made pursuant to the “safe harbor” provisions of applicable securities legislation. Forward-looking statements in this release include but are not limited to statements; that any product candidates will come out of the joint research arrangement between Angiotech and CombinatoRx, or that there will be any resulting financial benefits to Angiotech from the joint research arrangement. Such forward-looking statements involve known

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and unknown risks, uncertainties and other factors that may cause the actual results, events or developments to be materially different from any future results, events or developments expressed or implied by such forward-looking statements. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following; general economic and business conditions, both nationally and in the regions in which we operate; market demand; technological changes that could impact our existing products or our ability to develop and commercialize future products; competition; existing governmental regulations and changes in, or the failure to comply with, governmental regulations; decisions, and the timing of decisions, made by health regulatory agencies regarding approval of our technology and products; the requirement for substantial funding to conduct research and development and to expand commercialization activities; and any other factors that may affect performance. In addition, our business is subject to certain operating risks that may cause the actual results expressed or implied by the forward-looking statements in this report to differ materially from our actual results. These operating risks include; adverse results or unexpected delays in clinical development processes; our ability to attract and retain qualified personnel; our ability to successfully complete preclinical and clinical development of our products; changes in business strategy or development plans; our failure to obtain patent protection for discoveries; loss of patent protection resulting from third party challenges to our patents; commercialization limitations imposed by patents owned or controlled by third parties; our ability to obtain rights to technology from licensors; liability for patent claims and other claims asserted against us; our ability to obtain and enforce timely patent and other intellectual property protection for our technology and products; the ability to enter into, and to maintain, corporate alliances relating to the development and commercialization of our technology and products; market acceptance of our technology and products; our ability to successfully manufacture, market and sell our products; the continued availability of capital to finance our activities; and any other factors referenced in our annual information form and other filings with the applicable Canadian securities regulatory authorities or the SEC.

Given these uncertainties, assumptions and risk factors, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained in this prospectus to reflect future results, events or developments.

(c) 2007 CombinatoRx, Incorporated. All rights reserved.

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245 First Street, Cambridge, MA 02142

Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com